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                          CITADEL HOLDING CORPORATION

                                 ANNUAL MEETING

                            Monday, December 31, 2001
                              9:00 A.M. Local Time

                        550 South Hope Street, Suite 1825
                             Los Angeles, CA 90071



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Citadel Holdings Corporation
[Address]                                                                  Proxy
________________________________________________________________________________

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citadel Holding Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 9:00 A.M., local time, on Monday, December 31, 2001 at The Regal Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California, for the following purposes and any adjournment or postponement thereof, as follows:




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In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

  1.  ELECTION OF DIRECTORS:

      INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list: JAMES J. COTTER, WILLIAM C. SOADY, ALFRED VILLASENOR JR., ROBERT M. LOEFFLER, S. CRAIG TOMPKINS.

      [_] FOR all nominees listed below (excepted as marked to the contrary. )

      [_]  WITHHOLD AUTHORITY to vote for all nominees.

  2. PROPOSAL TO APPROVE THE ISSUANCE OF CITADEL SHARES IN CONNECTION WITH THE CONSOLIDATION OF CITADEL, CRAIG CORPORATION AND READING ENTERTAINMENT, INC.

      [_]  FOR      [_]  AGAINST    [_]  ABSTAIN

  3. PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE CITADEL 1999 STOCK OPTION PLAN.

      [_]  FOR      [_]  AGAINST    [_]  ABSTAIN

  4. PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF CITADEL.

      [_]  FOR      [_]  AGAINST    [_]  ABSTAIN

  5.  PROPOSAL TO RATIFY AND APPROVE THE FORM OF CITADEL INDEMNIFICATION
      AGREEMENT.

      [_]  FOR      [_]  AGAINST    [_]  ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE ABOVE PROPOSALS. THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O MELLON INVESTOR SERVICES, LLC, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.

                               Dated:_______________________________________2001

                               [_______________________________________________]

                               Signature(s) in Box

                               Please sign name(s) exactly as registered (if there are co-owners, both should sign)

                               Telephone Number _______________________________

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